UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

_____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2006

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.
1-11607	DTE Energy Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-3217752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

On March 1, 2006 the Organization and Compensation Committee of DTE Energy Company (“Company”) Board of Directors approved 2006 performance measures and targets for executive officers under the Company’s Annual Incentive Plan and the Stock Incentive Plan.

Annual Incentive Plan

The named executive officers and other executives may receive cash awards under the Company’s Annual Incentive Plan. For 2006, the Annual Incentive Plan has five annual measures for Anthony F. Earley Jr., Gerard Anderson, Steven Ewing and David Meador weighted as follows in determining the total annual incentive award: earnings per share (35%, consisting of 25% core earnings per share and 10% synfuels earnings per share), cash flow (35%), customer satisfaction (10%), safety (10%), and diversity (10%). Core earnings per share equals enterprise earnings per share minus synfuels earnings per share. For Robert Buckler, the Annual Incentive Plan has eight annual measures weighted as follows in determining the total annual incentive award: enterprise earnings per share (15%), enterprise cash flow (15%), electric utility earnings per share (20%), electric utility performance excellence process (20%), electric utility customer satisfaction (5%), electric utility safety (10%), electric utility diversity (10%), and equipment availability (5%). The Company must attain minimum threshold levels for a given performance measure before any compensation becomes payable on account of the measure. Based on market comparisons, each officer position is assigned a target award expressed as a percentage of base salary. These targets range from 30% to 100% for officers, including the Chief Executive Officer. Award amounts paid to each officer are determined as follows: (i) performance for each measure is combined for an overall corporate performance factor that ranges from 0% to 175% of target; (ii) this weighted average factor is multiplied by each officer’s target award to arrive at an initial calculation; and (iii) the initial calculation is adjusted based on individual performance modifier that may range from 0% to 150%.

Stock Incentive Plan

The Stock Incentive Plan, which was approved by our shareholders, rewards long-term growth and profitability by providing a vehicle through which officers, other key employees and outside directors may receive stock-based compensation. Stock-based compensation directly links individual performance with shareholder interests. Performance-based vesting and similar requirements for earning certain awards further emphasize achievement of corporate goals. The sizes of awards that may be made during 2006 ranges from 40% to 275% of base salary for officers, including the Chief Executive Officer and will be determined by reference to executive level, responsibility, retention issues, market competitiveness and contributions to the overall success of the Company.

Performance shares: Performance shares entitle the executive to receive a specified number of shares, or a cash payment equal to the fair market value of the shares, or a combination thereof, depending on the level of achievement of performance measures. The performance measurement period for the 2006 awards is January 1, 2006 through December 31, 2008. Payments earned under the 2006 awards, including the Chief Executive Officer’s award, will be based on three performance measures weighted as follows: (i) balance sheet health (15%), (ii) total shareholder return vs. shareholder return of the companies currently in the Standard & Poor’s Electric Utility Index (70%), and (iii) employee engagement (15%).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2006
DTE ENERGY COMPANY
(Registrant)

/s/ Larry E. Steward

Larry E. Steward

Vice President